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Exhibit 10.9

HYPERSPACE COMMUNICATIONS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

JUNE     , 2002

7.11	Separability of Agreements	10
Schedule 1	Schedule of Lenders
EXHIBIT A	Form of Note
EXHIBIT B	Form of Warrant
EXHIBIT C	Certificate of Accredited Investor

NOTE AND WARRANT PURCHASE AGREEMENT

        THIS NOTE AND WARRANT PURCHASE AGREEMENT ("Agreement") is made as of            ,    , 2003, by and between HyperSpace Communications, Inc., a Colorado corporation (the "Company"), and the investors named on the Schedule of Lenders attached hereto (individually each a "Lender," and collectively the "Lenders").

RECITALS

        A.    The Lenders intend to provide certain consideration to the Company at the Closing (as defined below), which consideration is identified on the Schedule of Lenders attached hereto as Schedule 1 (the "Schedule of Lenders").

        B.    The parties intend for the Company to issue in return for such consideration convertible secured promissory notes and warrants to purchase shares of the Company's common stock.

        C.    Upon mutual agreement between the Company and one or more Lenders, such Lenders may purchase from the Company additional promissory notes and warrants.

        D.    The Company and the Lenders currently anticipate that there may be future lenders, each of which by signing a signature page to this Agreement shall become a "Lender" and a party hereto.

        E.    The parties hereto wish to provide for the sale and issuance of such notes and warrants in return for such consideration and any future advances to the Company.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.     Amount and Terms of the Notes; Terms of Warrants

  1.1 Promissory Notes and Warrants

        Each Lender agrees, on the terms and subject to the conditions specified in this Agreement, to lend to the Company at the Closing or upon a Subsequent Closing (as those terms are defined in Section 1.2 below), by check payable to the Company or by wire transfer per the Company's wiring instructions (or any combination thereof), the amount set forth opposite such Lender's name in the Schedule of Lenders. In return for the consideration provided by such Lender, the Company, at the Closing, or upon such Subsequent Closing, shall sell and issue to the respective Lender each of the following:

          (a)   A convertible secured promissory note in the form attached hereto as Exhibit A (a "Note"). Each such Note shall have a principal balance equal to one hundred percent (100%) of the aggregate amount of consideration provided by such Lender (i.e., the aggregate amount paid for the Note and related Warrant) and shall be dated as of the date such consideration is provided to the Company. The Note shall be convertible into shares of the Company's common stock as more fully described in the Note (the "Note Shares").

          (b)   A warrant to purchase shares of the Company's common stock in the form attached hereto as Exhibit B (a "Warrant"). Each such Warrant shall be exercisable for that number of shares of common stock as is more fully described in the Warrant (the "Warrant Shares").

          (c)   The Notes, the Warrants, the Note Shares and the Warrant Shares are collectively referred to herein as the "Securities".

  1.2 Closing

        The initial closing of the purchase of the Notes and Warrants hereunder (the "Closing"), and, subject to Section 1.3, one or more subsequent closings of the purchase and sale of authorized but unissued Notes and Warrants hereunder (each a "Subsequent Closing"), shall be held at the offices of

Perkins Coie LLP, 1899 Wynkoop Street, Suite 700, Denver, Colorado 80202, at 10:00 a.m., on July 30, 2002 (the "Closing Date") or at such other place and time as the parties shall mutually agree.

  1.3 Subsequent Closings of Notes and Warrants

        The Company may, in one or more Subsequent Closings, sell and issue additional Notes and Warrants to such future lenders, including the Lenders, as it shall select; provided, however, that the aggregate principal amount of the Notes shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) and that the agreement for sale and issuance shall be executed not later than twelve (12) calendar months from the Closing Date. By executing a signature page to this Agreement prior to such date, any such future lender shall become a party to this Agreement and shall have the rights and obligations of a Lender hereunder.

2.     Representations and Warranties of the Company

        In connection with the transactions provided for herein, the Company hereby represents and warrants to each of the Lenders that:

  2.1 Organization, Good Standing, and Qualification

        The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

  2.2 Authorization

        All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, sale, issuance (or reservation for issuance), and delivery of the Securities has been taken or will be taken prior to the Closing; provided, however, that the reservation of shares representing the Note Shares and the Warrant Shares shall occur at or prior to the Next Equity Financing (as defined in the Note and Warrant). This Agreement, the Notes and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

  2.3 Valid Issuance of Securities

        The Securities, when issued, sold, and delivered in accordance with the terms of this Agreement, the Notes and the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws, subject to federal and state filings which the Company will make after the Closing Date.

  2.4 Capitalization

        (a)   Authorized Capital Stock. As of the Closing, the authorized capital stock of the Company will consist of:

          (i)    Fifty Million (50,000,000) shares of common stock, no par value per share (the "Common Stock"), of which Sixteen Million One Hundred Forty Four Thousand (16,144,000) shares are issued and outstanding; and Twenty Million (20,000,000) shares have been reserved for issuance upon exercise of stock options or other rights granted or to be granted under the Company's 2001 Equity Incentive Plan (the "Stock Option Plan"); and

          (ii)   Ten Million (10,000,000) shares of blank check preferred stock, no par value per share (the "Preferred Stock"), of which no shares of Preferred Stock are outstanding as of the Closing. The rights, privileges and preferences of any series or class of Preferred Stock will be as stated in an Amendment to the Articles of Incorporation of the Company prior to the initial issuance of any shares of a series or class of Preferred Stock.

          (iii)  Other Rights

            There is, and immediately upon the consummation of the transactions contemplated hereby there will be: (a) no agreement, restriction or encumbrance relating to the sale or voting of any shares of the capital stock of the Company, including but not limited to rights of first refusal, preemptive rights, rights of first offer, proxies or voting agreements; (b) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company (or, to the Company's knowledge, from any other person or entity) any equity securities of the Company (other than stock options or other rights granted or to be granted pursuant to the Company's 2001 Equity Incentive Plan and the Notes and Warrants to be issued in connection with this Agreement); (c) no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset; and (d) no obligation (contingent or other) by the Company to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

  2.5 No Cross-Defaults

        The execution, delivery and performance of this Agreement and the other agreements contemplated herein, and the issuance, sale and delivery of the Notes, Warrants, Note Shares and Warrant Shares by the Company in compliance with the provisions hereof, will not violate any existing provision of law or statute or order of any court or other agency of government, or conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, mortgage, pledge, hypothecation, charge or encumbrance (each, a "Lien") upon any of the properties or assets of the Company under (a) the Articles of Incorporation or Bylaws of the Company, or (b) any indenture or mortgage, or material lease, agreement or other instrument to which the Company is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company.

3.     Representations, Warranties and Covenants of the Lenders

        In connection with the transactions provided for herein, upon execution of this Agreement, each Lender shall execute and deliver to the Company a Certificate of Accredited Investor, in the form attached hereto as Exhibit C, and each Lender hereby represents and warrants to the Company that:

  3.1 Authorization

        The execution, delivery and performance by the Lender of this Agreement: (a) is within his, her or its power and authority and has been duly authorized by all necessary action, and (b) constitutes such Lender's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

  3.2 No Legal Bar

        The execution, delivery and performance of this Agreement by the Lender will not violate any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality applicable to him, her or it.

  3.3 Purchase Entirely for Own Account

        Lender acknowledges that this Agreement is made with Lender in reliance upon Lender's representation to the Company that the Securities will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. Lender represents that it has full power and authority to enter into this Agreement.

  3.4 Disclosure of Information

        Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

  3.5 Investment Experience

        Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

  3.6 Accredited Investor

        Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

  3.7 Restricted Securities

        Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

  3.8 Further Limitations on Disposition

        Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.8 and:

          (a)   There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b)   (i) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

  3.9 Legends

  It is understood that the Securities may bear a legend similar to the following:

  "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act."

  3.10 Market Stand-off Covenant

        Each Lender agrees, in connection with the Company's initial public offering of the Company's securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any securities of the Company held by such Lender (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering. Each Lender further agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenants.

4.     Affirmative Covenants of Company

  4.1 Information Covenants

        (a)    Financial Information.    For so long as the Notes remain outstanding, the Company will furnish to each Lender: (i) a soon as practicable following the end of each calendar quarter, unaudited quarterly financial statements, and (ii) as soon as practicable, following the end of the calendar year, audited annual Financial Statements; provided, however, that the obligation of the Company to provide such financial information to lenders shall terminate upon the registration of shares of the Company, or the filing of period reports by the company, under the Securities Act of 1933 or the Securities Exchange Act of 1934

        (b)    Other Information.    The Company will furnish to each Lender, from time to time, such other information or documents (financial or otherwise) with respect to the Company or its subsidiaries as any Lender may reasonably request in writing.

  4.2 The Authorization and Reservation of Note Shares and Warrant Shares

        The Company shall, prior to any conversion of the Notes and any exercise of the Warrants, reserve and keep available out of its authorized but unissued shares of capital stock solely for the purpose of effecting the conversion of the Notes and the exercise of the Warrants, such number of its shares of capital stock as shall from time to time be sufficient to effect the conversion of the Notes and the exercise of the Warrants; and, if at any time the number of authorized but unissued shares of its capital stock (and any shares of Common Stock issuable upon the conversion thereof) shall not be sufficient to effect the conversion of the Notes and the exercise of the Warrants, in addition to such other remedies as shall be available to the holder of the Notes and Warrants, the Company shall use its best efforts to take such necessary corporate action as may be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purposes.

  4.3 Use of Proceeds

        The Company will use the proceeds of the sale of the Notes and Warrants for general working capital purposes.

  4.4 Payment of Notes

        The Company shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided herein and in the Notes.

5.     Events of Default

        Upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a)   The Company shall default in the payment when due of any principal or interest of any Note; or

          (b)   The Company shall default in any material respect in the due performance or observance by it of any term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of ten (10) days after written notice to the defaulting party by the Lenders; or

          (c)   The Company shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company and the petition is not dismissed within forty-five (45) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Company, or the Company commences (or is required by law to commence) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or there is commenced against the Company any such proceeding which remains undismissed for a period of forty-five (45) days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of forty-five (45) days; or the Company makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lenders by written election of the record holders of a majority in interest of the principal amount of the Notes then outstanding, may declare the principal of and any accrued interest in respect of all Notes owing hereunder to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

        The Lenders by written election of the record holders of a majority of the principal amount of the Notes then outstanding to the Company may (a) waive an existing Event of Default and its consequences or, (b) rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

6.     Creation of Security Interest; Grant of Registration Rights; Right of First Offer

  6.1 Grant of Security Interest

        As collateral security for the full, prompt and complete payment of the outstanding principal balance and accrued interest on the Notes, the Company hereby grants to the Lenders hereunder a continuing security interest in, and a lien on, all of the assets (including all the Company's Intellectual Property) now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (the "Collateral"). The Company shall, at Lender's request, assist Lender in filing any UCC-1 financing statement or other documents necessary or appropriate for Lender to perfect the security interest granted hereby.

  6.2 Termination of Security Interest

        The security interest granted hereunder shall terminate and be of no further force or effect in the event the Notes are repaid in their entirety or are otherwise converted into equity of the Company.

  6.3 Grant of Registration Rights

        The term "Registrable Securities" shall include the common stock of the Company issuable or issued upon conversion of the Notes and exercise of the Warrants. The Company hereby grants to the Lenders, upon the written election of the record holders of a majority of the Registrable Securities, the right to a single demand registration of the Registrable Securities (the "Demand Registration Right"), which Demand Registration Right, subject to the market standoff provisions of Section 3.10 above, may not be exercised earlier than the date occurring six months after an initial public offering of the Company's common stock or six months after the commencement of the trading of the Company's common stock on a national securities exchange. The Company shall bear all costs of such single Demand Registration (exclusive of underwriting discounts and commissions) and shall use its best efforts to register the Registrable Securities on a Form S-3 or such other available registration form not later than 120 days after receipt of notice of the Lender's exercise of the Demand Registration Right granted hereby.

  6.4 Right of First Offer

        In the event the Company, at anytime prior to full satisfaction or conversion of the Notes, proposes to offer equity securities of the Company of any class or series to any person (other than by grants of options or securities under a stock option or equity incentive plan of the Company), each Lender holding not less than One Hundred Thousand (100,000) shares of the Company's common stock issued upon conversion of the Notes or upon exercise of the Warrants shall have a right of first offer to purchase, at the price offered, a pro rata portion of such offered equity securities so as to maintain the Lender's percentage ownership of the Company, thereby preventing dilution of Lender's interest in the Company as a result of such offering of equity securities by the Company. The right of first offer granted hereby shall terminate (a) immediately prior to the participation of the Company in an initial public offering in which the Company receives not less than Ten Million Dollars ($10,000,000) in aggregate proceeds (before deduction of underwriters commissions and expenses, or (b) immediately prior to the consummation of any merger, consolidation, combination, or other corporate transaction in which the shareholders prior to the consummation of the transaction will not own in excess of fifty percent (50%) of the outstanding capital stock of the surviving corporation in the transaction.

7.     Miscellaneous

  7.1 Successors and Assigns

        Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

  7.2 Governing Law, Jurisdiction, and Venue

        This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the state of Colorado, without regard to conflicts of law principles. No party hereto or beneficiary hereunder shall commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in the city and county of Denver, Colorado. Each party hereto irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Agreement.

  7.3 Counterparts

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  7.4 Titles and Subtitles

        The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

  7.5 Notices

        Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

        If to the Company:

  HyperSpace Communications, Inc.
  8375 S. Willow Street, Suite 400
  Littleton, CO 80124
  Attn: John P. Yeros

        With a copy to:

  Donald Salcito, Esq.
  Perkins Coie LLP
  1899 Wynkoop Street,
  Denver, CO 80202

        If to Lenders:

  At the addresses shown on the Schedule of Lenders.

  7.6 Finder's Fee

        Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees, or representatives is responsible.

        The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

  7.7 Expenses

        If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

  7.8 Entire Agreement: Amendments and Waivers

        This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority in interest of the Notes then outstanding. With the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall (i) reduce the above percentage of principal amount, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the then outstanding Notes, nor (ii) increase the obligations of any holder of Securities without such holder's written consent. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

  7.9 Effect of Amendment or Waiver

        Except as otherwise provided in Section 7.8, each Lender acknowledges that by the operation of Section 7.8 hereof, the holders of a majority in interest of the Notes then outstanding will have the right and power to diminish or eliminate the rights of such Lender under this Agreement.

  7.10 Severability

        If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

  7.11 Separability of Agreements

        The Company's agreement with each of the Lenders is a separate agreement and the sale of the Securities to each of the Lenders is a separate sale. Unless otherwise expressly provided herein, the rights of each Lender hereunder are several rights, not rights jointly held with any of the other Lenders. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Lender whether arising by reason of the law of the respective Lender's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Lenders.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: HYPERSPACE COMMUNICATION, INC.
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LENDERS:
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Schedule 1

SCHEDULE OF LENDERS

Lender's Name and Address	Aggregate Consideration (Notes and Warrants)
	$	(Initial Closing	)
	[$	(Subsequent Closing	)]
TOTAL:	$

EXHIBIT A

Form Of Note

        THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE SECURED PROMISSORY NOTE

$	,

        FOR VALUE RECEIVED, HyperSpace Communications, Inc., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of (the "Lender"), the principal sum of                        Dollars ($                        ), together with simple interest thereon from the date of this Note on the unpaid principal balance. Interest shall accrue at a rate of nine percent (9%) per annum.

        This Note is one of a series of Notes (the "Notes") issued pursuant to a Note and Warrant Purchase Agreement dated June             , 2002 (as amended and in effect from time to time, the "Purchase Agreement") by and among the Borrower, the Lender, and certain other lenders named in Schedule 1 thereto (the Lender and the certain other lenders are referred to herein as the "Lenders") and the terms and provisions of the Purchase Agreement are hereby incorporated herein by reference. This Note is one of the Notes referred to as the "Notes" in the Purchase Agreement and thus is entitled to certain rights and privileges as well as subject to restrictions as set forth in the Purchase Agreement. All rights under this Note rank equally with all rights under all other Notes, and no holder of this Note shall have rights senior to the rights of the holders of all or any other Notes.

        1.    Repayments and Prepayments.

          (a)   Borrower shall, without demand by Lender, pay to Lender the interest accrued pursuant to the terms of this Note, in quarterly installments, in cash;

          (b)   All principal and accrued but unpaid interest under this Note is due and payable upon written demand by the Lender; provided, however, that such demand may not be made prior to July 30, 2003 (the "Maturity Date").

          (c)   All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made without penalty upon thirty (30) days prior written notice to Lender.

          (d)   Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Borrower for cancellation.

        2.    Conversion.    The outstanding principal and interest on this Note shall be converted into common stock of the Borrower as follows:

          (a)    Next Equity Financing.    Automatically upon the closing of the Borrower's next transaction or series of related transactions after the date of issuance of this Note in which it sells equity securities with aggregate gross proceeds to the Borrower of at least Three Million Dollars

1

  ($3,000,000) (excluding any conversion of the Notes issued under the Purchase Agreement into equity securities) (the "Next Equity Financing"), the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest to such date shall be converted into that number of shares of common stock of the Borrower determined by dividing (i) the sum of such outstanding aggregate principal amount plus such accrued and unpaid interest, by (ii) the greater of (x) twenty five cents ($0.25) or (y) seventy five percent (75%) of the per share price of the Borrower's common stock based on a pre-money valuation of Borrower in the Next Equity Financing.

          (b)    Qualified IPO.    Automatically upon the closing of a firm commitment underwritten public offering of Borrower's common stock at a per share price of not less than fifty cents ($0.50) per share that raises not less than Ten Million Dollars ($10,000,000) (before deduction of underwriters commissions and expenses) in aggregate proceeds for the Borrower (a "Qualified IPO"), the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest to such date shall be converted into that number of shares of common stock of the Borrower determined by dividing (i) the sum of such outstanding aggregate principal amount plus such accrued and unpaid interest, by (ii) seventy five percent (75%) of the per share price of the Borrower's common stock in the Qualified IPO.

          (c)    Change of Control.    Automatically immediately prior to the closing of any merger, consolidation, combination, or other corporate transaction (other than a Qualified IPO or the Next Equity Financing) in which the shareholders of Borrower immediately prior to the transaction do not own in excess of fifty percent (50%) of the outstanding equity securities of the corporation surviving the corporate transaction (a "Change of Control Transaction"), the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest to such date shall be converted into that number of shares of common stock of the Borrower determined by dividing (i) the sum of such outstanding aggregate principal amount plus such accrued and unpaid interest, by (ii) the greater of (x) twenty five cents ($0.25) or (y) seventy five percent (75%) of the per share price of the Borrower's common stock based on the valuation of Borrower in such Change of Control Transaction.

          (d)    Voluntary Conversion.    Upon the election of Lender, at anytime not less than one hundred eighty (180) days after the issuance of the Note and prior to its full satisfaction, the outstanding aggregate principal amount of this Note plus all accrued but unpaid interest to such date shall be converted into that number of shares of common stock of the Borrower determined by dividing (i) the sum of such outstanding aggregate principal amount plus such accrued and unpaid interest, by (ii) twenty five cents ($0.25).

          (e)    Mechanics of Conversion.    In connection with such conversion of this Note, the Lender shall surrender this Note, duly endorsed, at the principal office of the Borrower. At its expense, the Borrower shall, as soon as practicable thereafter, issue and deliver to the Lender at such principal office a certificate or certificates for the common stock (bearing such legends as may be required or advisable in the opinion of counsel to the Borrower), together with a check payable to the Lender for any cash amounts payable as described in Section 2(f) below.

          (f)    No Fractional Shares.    No fractional shares shall be issued upon conversion of this Note. In lieu of the Borrower issuing any fractional shares to the Lender upon the conversion of this Note, the Borrower shall pay to the Lender an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Borrower shall be released from all its obligations and liabilities under this Note.

          (g)    Anti-dilution.    If the Borrower, at any time prior to the full satisfaction or conversion of this Note, shall subdivide its common stock, by split or otherwise resulting in a valuation of the

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  Company on a per share basis that is less than twenty five cents ($0.25) per share, or issue additional shares of its capital stock (other than by grants of options or securities under a stock option or equity incentive plan of the Borrower) for a purchase price of less than twenty five cents ($0.25) per share, then the number of shares issuable upon the conversion of this Note shall forthwith be proportionately increased on a broad based, weighted average basis (based on all outstanding shares of any class of capital stock as well as outstanding and reserved options) to prevent dilution of Lender.

          (h)    Documents.    As a condition of the issuance of this Note, the Lender agrees to execute all necessary and appropriate documents in connection with the conversion of this Note, including, but not limited to, a subscription agreement or certificate of accredited investor containing customary investor representations and warranties.

        3.    Events of Default; Acceleration.

          (a)   Upon the occurrence of any Event of Default (as defined in the Purchase Agreement), and the written election of the record holders of more than 50% of the principal amount of the Notes then outstanding, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable and the Lender shall have all legal and equitable rights of holders of secured debt instruments.

        4.    Liquidation Preference.    In the event that the Company participates in a Liquidation Event (as that term is defined below) prior to the full satisfaction or conversion of this Note. Lender shall be entitled to receive in satisfaction of this Note, and in preference to the holders of any preferred or common stock of Borrower, and amount equal to 1.5 times the principal amount outstanding under this Note, together with any accrued but unpaid interest (the "Liquidation Preference"), as of the date of the Liquidation Event. For the purposes of this Note, a declaration of bankruptcy, a dissolution and winding up of Borrower, or participation of Borrower in a merger, consolidation, combination, exchange, or other corporate transaction at a valuation of less than twenty five cents ($0.25) per share in which the shareholders of Borrower immediately prior to the transaction do not own in excess of fifty percent (50%) of the outstanding equity securities of the corporation surviving the corporate transaction shall constitute a "Liquidation Event."

        5.    Miscellaneous.

          (a)   With the written consent of the record holders of more than a majority in interest of the principal amount of the Notes then outstanding, the obligations of the Borrower and the rights of the holders under the Notes may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Borrower, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note; provided, however, that no such waiver or supplemental agreement shall (i) reduce the above percentage of principal amount, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of then outstanding Notes, nor (ii) increase the obligations of any holder of a Note without such holder's written consent.

          (b)   This Note shall be binding upon the Borrower's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

          (c)   In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be

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  applied to reduce, the outstanding principal amount hereunder and the provisions thereof shall be amended to provide for the highest permissible rate. If there is no outstanding principal amount under this Note, Lender shall refund such excess to the Borrower.

          (d)   This Note and the rights and obligations of the Company, the Lenders, or any subsequent holder of this Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the state of Colorado, without regard to conflicts of law principles. No party hereto, holder hereof, or beneficiary hereunder shall commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Note other than in the state or federal courts located in the city and county of Denver, Colorado. The Company, the Lenders, and each subsequent holder of this Note irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Note.

          (e)   The Borrower hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.

          (f)    Nothing contained in this Note shall be construed as conferring upon the Lender or any other person the right to vote or to consent or to receive notices as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Note Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

          (g)   This Note is secured by all of the assets of the Borrower, including, but not limited to all of its Intellectual Property.

          (h)   The parties hereby expressly waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

BORROWER:
HYPERSPACE COMMUNICATION, INC

(signature)

(print name)

(title)

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EXHIBIT B

Form Of Warrant

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

        Void after
June     , 2007

HYPERSPACE COMMUNICATION, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

        For value received, this Warrant is issued to                        (together with its assigns, the "Holder") by HyperSpace Communications, Inc., a Colorado corporation (the "Company"), pursuant to the terms of that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") dated as of June     , 2002, and in connection with the Company's issuance to the holder of this Warrant of a Convertible Promissory Note dated as of even date herewith (the "Note"), for the principal amount of                        Dollars ($                        ).

        1.    Purchase of Shares.    Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to that number of fully paid and nonassessable shares of the Company's common stock that equals the quotient obtained by dividing (i) the product of the initial principal amount of the Note multiplied by 12.5% by (ii) twenty five cents ($0.25).

        2.    Exercise Price.    The exercise price for each share of common stock shall be $0.275 cents. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

        3.    Exercise Period.    This Warrant shall be exercisable at any time after its issuance and on or before June     , 2007; provided, however, that in the event of (a) the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (b) the sale of all or substantially all the assets of the Company, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than a majority of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction. Notwithstanding the above, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 5 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise terminate.

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        4.    Method of Exercise.    While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (i)    the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto as Attachment 1 (the "Notice of Exercise"), to the Secretary of the Company at its principal offices; and

          (ii)   the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased (by cash, check, wire transfer or cancellation of indebtedness).

        5.    Net Exercise.    In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of common stock computed using the following formula:

X =	Y (A - B)

A

        Where

    X
    = The number of shares of common stock to be issued to the holder of this Warrant.

    Y
    = The number of shares of common stock purchasable under this Warrant.

    A
    = The fair market value of one share of the Company's common stock on the date the net issuance election is made.

    B
    = The Exercise Price (as adjusted to the date of such net exercise).

        For purposes of this Section 5, the fair market value of one share of common stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided that, if the Warrant is being exercised upon the closing of the initial public offering, the value will be the initial "Price to Public" of one share of such common stock specified in the final prospectus with respect to such offering.

        6.    Certificates for Shares.    Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Notice of Exercise.

        7.    Issuance of Shares.    The Company covenants that the common stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of shares of common stock reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to

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authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the holder of this Warrant.

        8.    Adjustment of Exercise Price and Number of Shares.    The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a)    Subdivisions, Combinations and Other Issuances.    If the Company shall at any time prior to the expiration of this Warrant subdivide its common stock, by split or otherwise, or combine its common stock, or issue additional shares of its common stock as a dividend with respect to any shares of its common stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b)    Reclassification, Reorganization and Consolidation.    In case of any reclassification, capital reorganization, or change in any of the securities to which purchase rights under this Warrant exist ("Securities") (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Securities as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

          (c)    Notice of Adjustment.    When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of common stock or other securities or property thereafter purchasable upon exercise of this Warrant.

        9.    No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        10.    No Shareholder Rights.    Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a share holder with respect to the common stock, including (without limitation) the right to vote such common stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

        11.    Lock-Up.    The Holder agrees, in connection with the Company's initial public offering of the Company's securities, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of common stock issued upon the exercise or conversion of the

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Warrant or shares of Common Stock issued upon conversion of the common stock (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering for one hundred eighty (180) days from the date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

        12.    Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

        13.    No Impairment.    The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the registered holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon exercise of the Warrant.

        14.    Restrictions.    The holder hereof acknowledges that the common stock acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

        15.    Successors and Assigns.    The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

        16.    Amendments and Waivers.    Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of Warrant Shares issued or issuable upon exercise of the outstanding Warrants issued pursuant to the Purchase Agreement. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such shares, and the Company.

        17.    Effect of Amendment or Waiver.    The holder of this Warrant acknowledges that by the operation of Section 16 hereof, the holders of a majority of Warrant Shares issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Purchase Agreement.

        18.    Governing Law.    This Warrant and the rights and obligations of the Company, the Investor, or any subsequent holder of this Warrant shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the state of Colorado, without regard to conflicts of law principles. No party hereto, holder hereof, or beneficiary hereunder shall commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Warrant other than in the state or federal courts located in the city and county of Denver, Colorado. The Company, the Investor, and each subsequent holder of this Warrant irrevocably consents to the jurisdiction and venue of the courts

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identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Note.

COMPANY:
HYPERSPACE COMMUNICATIONS, INC.

(signature)

(print name)

(title)

5

ATTACHMENT 1

NOTICE OF EXERCISE

Attention: HyperSpace Secretary

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, the securities of the Company, as provided for therein, by (check applicable subsection):

a.	tendering payment of the Exercise Price per share required under such Warrant for shares; OR
b.	invoking the net exercise provisions of Section 5 of such Warrant to purchase such shares.

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares for the undersigned's own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:
(name of individual or entity warrant holder)
(signature)
(print name, if signing for entity)
Date:
Name in which shares should be registered:

EXHIBIT C

Certificate of Accredited Investor

        1.     The Lender understands and agrees that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and the Securities are being offered and sold by the Company to the Lender in reliance upon an exemption from registration provided by Section 4(2) of, or Regulation D promulgated under, the Securities Act. Capitalized terms not defined herein shall have the meanings ascribed in the Note and Warrant Purchase Agreement.

        2.     The Lender understands, acknowledges, and agrees that HyperSpace Communications, Inc. (the "Company") is a development stage entity, with no operating history, no commercial products, and no liquid assets. The Company has provided to Lender its business plan and/or other materials that discuss the goals and mission of the Company (the "Materials"), but in the end analysis, the Materials constitute only a forward-looking plan containing forward-looking statements. These statements relate to future events and involve known and unknown risks and uncertainties that may cause the actual results, levels of activity, performance or achievements of the Company to be materially different from any projections of future results, levels of activity, performance or achievements expressed or implied by the Materials. Since there are many risks, both known and unknown, involved with investing in a development stage entity, the Company has limited the offer or Sale of the Securities to "accredited investors" who will evaluate the Company and the Materials critically based on such Lender's own experiences, without reliance upon any disclosure of the Company. The Materials disclose only an expectation of what the Company intends to accomplish based on management's beliefs and assumptions concerning the existing environment. Actual events or results may differ materially. In evaluating the Company and the Securities, the undersigned Lender considered all factors, especially the risks of a development stage venture that will need additional funding, and customer contacts of which it has none, to execute on its business plan, even though there is no assurance that such additional funding or customer contacts will be obtained or available. Lender acknowledges and agrees that the Securities are highly speculative investments that involve a substantial degree of risk of loss, up to and including a loss of Lender's entire investment in the Company.

        3.     The Lender represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Company (and acknowledges that the Company is relying thereon) that:

          (a)   he, she or it is authorized to consummate the purchase of the Securities;

          (b)   he, she or it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, and risks of the investment and is able to bear the economic risk of loss of the investment;

          (c)   he, she or it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act ("Accredited Investor") and is purchasing the Securities for his, her or its own account for investment and not with a view to any resale, distribution or other disposition of the Securities or any part thereof in any transaction that would be in violation of the securities laws of the United States or any State thereof;

          (d)   he, she or it has not purchased the Securities as a result of any form of general solicitation or general advertising, as those terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

          (e)   if he, she or it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

            (i)    the sale is to the Company;

            (ii)   the sale is made pursuant to an effective registration statement;

            (iii)  the sale is made in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144, Rule 145 or Rule 144A thereunder, if available, and in accordance with any applicable state securities or "Blue Sky" laws; or

            (iv)  the securities are sold in a transaction that does not require registration under the Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; and

    with respect to subparagraph (iv) hereof, it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

          (f)    the Lender understands and acknowledges that the Securities are "restricted securities" and upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable U.S. state laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (D) PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933.

          (g)   he, she or it has been afforded the opportunity (i) to ask such questions as the Lender has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy and completeness of the information requested and that he, she or it has considered necessary in connection with its decision to invest in the Securities;

          (h)   he, she or it understands that the Company shall instruct its transfer agent to refuse to register any transfer of Securities without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the Securities Act;

          (i)    he, she or it consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

          (j)    the address of the Lender at which the Lender received and accepted the offer to purchase the Securities is the address listed on the signature page to this Certificate;

          (k)   the Company is a development stage entity, and has been operating at a loss and may do so for the foreseeable future;

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          (l)    any projections or predictions that may have been made available to Lender are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;

          (m)  at no time has it been explicitly or implicitly represented, guaranteed or warranted to the Lender by the Company, the agents and employees of the Company, or any other person: (i) that Lender will or will not have to remain as owner of the Securities for an exact or approximate length of time; (ii) that a percentage of profit and/or amount or type of consideration will be realized as a result of this investment; (iii) that any cash dividends from Company operations or otherwise will be made to holders of the Securities by any specific date or will be made at all; or (iv) that any specific tax benefits will accrue as a result of an investment in the Company;

          (n)   he, she, or it is capable of bearing the high degree of economic risks and burdens of this development stage venture including, but not limited to, the possibility of complete loss of investment and the lack of a public market which may make it impossible to readily liquidate the investment whenever desired;

          (o)   he, she, or it has had prior personal or business relationships with the Company or its affiliates, or by reason of the undersigned's business or financial experience (either alone or with the aid of a purchaser representative), the undersigned has the capacity to protect the undersigned's own interest in connection with this transaction;

          (p)   he, she, or it has been advised to consult with the undersigned's own attorney regarding legal matters concerning an investment in the Company and has done so to the extent the undersigned considers necessary

          (q)   he, she or it acknowledges that the representations and warranties and agreements contained in this Certificate are made by him, her or it with the intent that they may be relied upon by the Company in determining his, her or its eligibility to purchase Securities. The Lender agrees that by accepting Securities he, she or it shall be representing and warranting that the representations and warranties above are true as of the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase of Securities and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

LENDER:
Date:
(print name of individual or entity Lender)
(signature)
(print name, if signing for entity)

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QuickLinks

  Exhibit 10.9
HYPERSPACE COMMUNICATIONS, INC. NOTE AND WARRANT PURCHASE AGREEMENT JUNE , 2002
TABLE OF CONTENTS
NOTE AND WARRANT PURCHASE AGREEMENT
RECITALS
Schedule 1 SCHEDULE OF LENDERS
EXHIBIT A Form Of Note
CONVERTIBLE SECURED PROMISSORY NOTE
EXHIBIT B Form Of Warrant
HYPERSPACE COMMUNICATION, INC. WARRANT TO PURCHASE SHARES OF COMMON STOCK
EXHIBIT C Certificate of Accredited Investor